SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2011

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 2.02   Results of Operations and Financial Condition.

On July 18, 2011, LCNB Corp. issued an earnings release announcing its financial results for the second quarter ended June 30, 2011.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 2.02.

Item 8.01   Other Events.

On July 18, 2011, LCNB Corp. issued an earnings release announcing its financial results for the second quarter ended June 30, 2011.  A copy of the earnings release (Exhibit 99.1) and unaudited financial highlights (Exhibit 99.2) are attached and are furnished under this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press release dated July 18, 2011

99.2

Unaudited Financial Highlights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: July 18, 2011	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer

Exhibit 99.1

Press Release

July 18, 2011

LCNB CORP. REPORTS FINANCIAL RESULTS FOR

THE THREE AND SIX MONTHS ENDED JUNE 30, 2011

LCNB Corp. (LCNB) today announced net income available to common shareholders of $1,992,000 (total basic and diluted earnings per common share of $0.30) and $4,294,000 (total basic and diluted earnings per common share of $0.64) for the three and six months ended June 30, 2011, respectively.  This compares to $2,752,000 (total basic and diluted earnings per common share of $0.41) and $4,964,000 (total basic and diluted earnings per common share of $0.74) for the same three and six-month periods in 2010.

In late 2010, LCNB’s board of directors resolved to sell its insurance agency subsidiary, Dakin Insurance Agency, Inc., and, therefore, the subsidiary's financial results are reported in the income statement as income from discontinued operations, net of taxes.  Net income for the six months ended June 30, 2011 includes income from discontinued operations, net of taxes of $793,000, which is a $655,000 increase from the same period in 2010.  This increase was caused by the sale of LCNB’s insurance agency subsidiary during the first quarter 2011 and reflects the gain recognized on the sale less certain related closing costs, taxes, and a curtailment expense recognized in LCNB’s nonqualified defined benefit retirement plan due to the sale.

Net income from continuing operations for the three and six months ended June 30, 2011 was $2,023,000 and $3,501,000, respectively.  This compares to $2,685,000 and $4,826,000 for the comparable periods in 2010.

Net loan charge-offs for the first six months of 2011 and 2010 totaled $420,000 and $567,000, respectively.  Non-accrual loans and loans past due 90 days or more and still accruing interest totaled $3,756,000 or 0.82% of total loans at June 30, 2011, compared to $4,061,000 or 0.89% of total loans at December 31, 2010.  The decrease was primarily due to the receipt of a guarantee payment on a Small Business Administration loan that had been classified as non-accrual at December 31, 2010.  Other real estate owned (which includes property acquired through foreclosure or deed-in-lieu of foreclosure and also includes property deemed to be in-substance foreclosed) and other repossessed assets totaled approximately $2,226,000 at June 30, 2011 and $2,114,000 at December 31, 2010.  The increase was primarily due to inventory repossessed from a commercial borrower that ceased operations.

Net interest income for the three months ended June 30, 2011 increased $5,000 over the comparative period in 2010.  Net interest income for the six months ended June 30, 2011 decreased $77,000 over the comparative period in 2010, primarily due to a reduction in general market rates.  Non-interest income for the three and six-month periods in 2011 were $658,000 and $480,000, respectively, less than the comparative periods in 2010 primarily due to the absence of death benefits received from bank owned life insurance during the second quarter 2010.

Non-interest expense for the three and six months ended June 30, 2011 increased $110,000 and $704,000, respectively, from the comparative periods in 2010 primarily due to increases in salaries and employee benefits.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  LCNB Corp.’s only business is ownership of LCNB National Bank, which has 26 offices located in Warren, Butler, Montgomery, Clinton, Clermont, and Hamilton Counties, Ohio.  Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank can be found on the internet at www.lcnb.com.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, and other risks.  Actual strategies and results in future time periods may differ materially from those currently expected.  Such forward-looking statements represent management’s judgment as of the current date.  LCNB disclaims any intent or obligation to update such forward-looking statements.   LCNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Exhibit 99.2

LCNB Corp. and Subsidiaries

Financial Highlights

 (Dollars in thousands, except per share amounts)

Condensed Income Statement	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income	$8,099	8,532	16,229	17,134
Interest expense	1,667	2,105	3,439	4,267
Net interest income	6,432	6,427	12,790	12,867
Provision for loan losses	224	511	888	719
Net interest income after provision	6,208	5,916	11,902	12,148
Non-interest income	1,856	2,514	3,787	4,267
Non-interest expense	5,328	5,218	11,129	10,425
Income before income taxes	2,736	3,212	4,560	5,990
Provision for income taxes	713	527	1,059	1,164
Net income from continuing operations	2,023	2,685	3,501	4,826
Income from discontinued operations, Net of taxes	(31)	67	793	138
Net income	$1,992	2,752	4,294	4,964

Dividends per common share	$0.16	0.16	0.32	0.32
Basic earnings per common share:
Continuing operations	$0.30	0.40	0.52	0.72
Discontinued operations	0.00	0.01	0.12	0.02
Diluted earnings per common share:
Continuing operations	$0.30	0.40	0.52	0.72
Discontinued operations	0.00	0.01	0.12	0.02

Average basic shares outstanding	6,689,743	6,687,232	6,689,743	6,687,232
Average diluted shares outstanding	6,746,791	6,742,663	6,744,375	6,736,435

Selected Financial Ratios
Return on average assets	1.00%	1.46%	1.11%	1.33%
Return on average equity	10.97%	16.12%	12.04%	14.76%
Dividend payout ratio	53.33%	39.02%	50.00%	43.24%
Net interest margin (tax equivalent)	3.70%	3.95%	3.79%	4.02%

Selected Balance Sheet Items	June 30, 2011	December 31, 2010
Investment securities	$265,044	251,053

Loans	457,556	454,991
Less allowance for loan losses	3,109	2,641
Net loans	454,447	452,350

Total assets	792,950	760,134
Total deposits	678,751	638,539
Short-term borrowings	12,198	21,691
Long-term debt	22,061	23,120
Total shareholders’ equity	74,116	70,707

Shares outstanding at period end	6,689,743	6,689,743

Book value per share	$11.08	10.57
Equity to assets ratio	9.35%	9.30%

Assets Under Management
LCNB Corp. total assets	$792,950	760,134
Trust and investments (fair value)	227,951	223,545
Mortgage loans serviced	67,942	70,705
Business cash management	10,933	9,591
Brokerage accounts (fair value)	86,731	82,385
Total assets managed	$1,186,507	1,146,360